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Exhibit 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Associates First Capital Corporation on Form S-8 (File No. 333- ) of our report dated January 28, 1997, on our audits of the consolidated financial statements of the Associates First Capital Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing in the Annual Report on Form 10-K of Associates
First Capital Corporation.



                       /s/ Coopers & Lybrand L.L.P.
                           COOPERS & LYBRAND L.L.P.

Dallas, Texas
December 10, 1997